Exhibit 99.01

Investview (“INVU”) Announces Strong Monthly Gross Revenue and Net Income for July 2021

Investview Continues Strong Monthly Results: July 2021 Gross Revenue Growth of 166% year-over-year to $7.6 million and Net Income Growth of 690% year-over-year to $1.5 million.

●	Gross Revenue of $7.6 million, up 166% Year-Over-Year July
●	Income from Operations of $1.9 million, up 499% Year-Over-Year July
●	Net Revenue of $7.0 million, up160% Year-Over-Year July
●	Net Income of $1.5 million, up $1.8 million or 690% Year-Over-Year July
●	iGenius Subscription and NDAU Gross Revenue of $4.8 million, up 133% Year-Over-Year July
●	SAFETek Bitcoin Mining Gross Revenue of $2.8 million, up 250% Year-Over-Year July
●	Bitcoin Mined over 15 months period ending July 2021, 1,003.08 Bitcoin
●	Digital currency holdings as of July 31st, 2021, $7.2 million in Bitcoin and NDAU
●	Cash and Restricted Cash as of July 31st, 2021 was $15.8 million

Eatontown, NJ, August 23, 2021 - Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, is pleased to announce strong combined gross revenue and net income for the month of July 2021.

“We are incredibly pleased with the results of our business segments, iGenius and SAFETek. Our subsidiary iGenius, which delivers financial education, technology and research to individuals recorded its highest gross revenue from subscription sales for the month, a result of continued growth in our membership. Our subscriptions in July 2021 increased 109% over the same period last year. Our other subsidiary SAFETek, which operates in the high-speed processing computer space and focuses on artificial intelligence, data mining, Bitcoin miner repair and blockchain technologies also had a solid July, with gross revenues increasing 250% over the same period last year. On a consolidated basis for the first four months of fiscal year 2022, our gross revenues and net income were $43.4 million up 395% and $10.3 million up 299%, over the same period in the prior year, respectively. The investments in existing services offered and new products launched, such as NDAU, the world’s first adaptive digital currency along with the purchase and deployment of additional Bitcoin miners, as well as the rise in Bitcoin value are driving the sizable increases to the top and bottom lines,” said Ralph Valvano, Investview CFO.

Joe Cammarata, Investview CEO added, “We are delighted with the results for the first four months of fiscal year 2022. Our capital investments to improve and expand our products and services are yielding substantial organic growth and returns. We will look to continue the diversification of our revenues and make the capital and human resource investments needed to achieve such diversification, organically or through acquisitions that are accretive to net income.”

July 2021 Financial Highlights

●	Gross Revenue of $7.6 million, up 166% Year-Over-Year July
●	Income from Operations of $1.9 million, up 499% Year-Over-Year July
●	Net Income of $1.5 million, up $1.8 million or 690% Year-Over-Year July
●	Digital currency holdings as of July 31st, 2021, $7.2 million in Bitcoin and NDAU
●	Cash and Restricted Cash as of July 31st, 2021 was $15.8 million

Note: The numbers included in this release are initial expected results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and subject to final review by the Company’s independent auditors.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Arthur Rome

Phone Number: 732.889.4308

Email: pr@investview.com